SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

FIDELITY NATIONAL FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press releases were issued on June 27, 2006 concerning the proposed contribution of assets by Fidelity National Financial, Inc. (“FNF”) to Fidelity National Title Group, Inc. (“FNT”) in exchange for shares of the Class A common stock of FNT, the distribution of all shares of Class A common stock of FNT held by FNF to its stockholders, and the subsequent merger of FNF with and into Fidelity National Information Services, Inc.

Fidelity National Financial, Inc. and Fidelity National Information Services, Inc. Announce
the Signing of a Merger Agreement
     Jacksonville, Fla. — (June 26, 2006) — Fidelity National Financial, Inc. (NYSE:FNF) and Fidelity National Information Services, Inc. (NYSE:FIS) today announced that they have signed an Agreement and Plan of Merger (“Merger Agreement”) under which FNF will be merged with and into FIS. Upon the consummation of the merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation. Closing of the merger is expected early in the fourth quarter of 2006.
     The previously announced merger will be consummated immediately after the closing under the Securities Exchange and Distribution Agreement entered into today by FNF and Fidelity National Title Group, Inc. (NYSE:FNT), which contemplates the contribution of substantially all of FNF’s assets and liabilities, other than its ownership interest in FIS, to FNT in exchange for shares of FNT’s Class A Common Stock. Immediately following that transaction, FNF will convert its Class B Common Stock of FNT into shares of FNT Class A Common Stock and then distribute all of the shares of FNT Class A Common Stock it holds as a dividend to FNF stockholders. This spin-off dividend is subject to, among other things, receipt of an IRS private letter ruling with respect to the tax-free treatment for both FNF and its stockholders. These transactions will leave FNF with an approximately 51% ownership position in FIS as its only asset prior to the merger with FIS.
     Under the terms of the Merger Agreement, each share of FNF common stock issued and outstanding immediately prior to the merger will be converted into the right to receive that number of shares of FIS common stock equal to the 96,214,500 shares of FIS that FNF currently owns divided by the aggregate number of shares of FNF common stock issued and outstanding immediately prior to the merger (“Conversion Number”). There is no premium or discount associated with the Conversion Number.
     In connection with the proposed transaction, William P. Foley, II will become Executive Chairman of FIS, Alan L. Stinson will become its Executive Vice President of Finance and Brent B. Bickett will become Executive Vice President — Strategic Planning. Approximately 2.8 million options to purchase FNF common stock that are held by persons who will become FIS employees will be replaced at their intrinsic value by FIS options having the same terms and vesting provisions.
     The Boards of Directors of FNF and FIS each approved the transaction contemplated by the Merger Agreement after receiving the recommendation of a special committee of independent members of their respective boards.
     The merger of FNF and FIS will require FNF shareholder approval and the issuance of FIS stock in connection with the merger and certain other items related to the transaction will require FIS shareholder approval. Accordingly, as soon as practicable, both FNF and FIS will prepare and file with the Securities and Exchange Commission (“SEC”) a Proxy/Information Statement relating to required shareholder approvals and will prepare and file a Registration Statement on Form S-4, with the Proxy/Information Statement included as a prospectus, relating to the issuance of FIS stock in the merger. Once the Proxy/Information Statement is cleared and the FIS Form S-4 is declared effective by the SEC, FNF and FIS will schedule shareholder votes and mail the Proxy/Information Statement to their shareholders.
     Completion of the transaction will be subject to a number of conditions, including: approval of the shareholders of each of FNF, FNT (as to its issuance of shares to FNF) and FIS; the receipt of a private letter ruling from the Internal Revenue Service and opinions from FNF’s and FIS’ tax advisors; the clearance of proxy statements by the SEC and effectiveness of registration statements; the receipt of all necessary regulatory approvals for the merger; the receipt of any necessary approvals under credit agreements of FNF, FNT and FIS and any other material agreements; the occurrence of the spin-off dividend in accordance with the Securities

Exchange and Distribution Agreement; and the other conditions set forth in the Merger Agreement. There can be no assurance that any or all of these conditions will be satisfied or that the transactions will be completed.
     Fidelity National Financial, Inc. (NYSE:FNF), number 248 on the Fortune 500, is a provider of outsourced products and services to a variety of industries. Through its majority-owned, publicly-traded subsidiary, Fidelity National Title Group, Inc. (NYSE:FNT), FNF is one of the nation’s largest title insurance companies, with nearly 29 percent national market share. Through its majority-owned, publicly-traded subsidiary, Fidelity National Information Services, Inc. (NYSE:FIS), FNF provides an industry leading suite of data processing, payment and risk management services to financial institutions and retailers. Through its wholly-owned subsidiaries, FNF is also a leading provider of specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance. Through its minority-owned subsidiary, Sedgwick CMS, FNF is a leading provider of outsourced insurance claims management services to large corporate and public sector entities. More information about the FNF family of companies can be found at www.fnf.com, www.fntg.com, www.fidelityinfoservices.com and www.sedgwickcms.com.
     Fidelity National Information Services, Inc. is a leading provider of core processing for financial institutions; card issuer and transaction processing services; mortgage loan processing and mortgage-related information products; and outsourcing services to financial institutions, retailers, mortgage lenders and real estate professionals. FIS has processing and technology relationships with 35 of the top 50 global banks, including nine of the top ten. Nearly 50 percent of all U.S. residential mortgages are processed using FIS software. Headquartered in Jacksonville, Florida, FIS maintains a strong global presence, serving over 7,800 financial institutions in more than 60 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on FNF and FIS’ management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. FNF and FIS undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the transactions described in this press release will not be completed, or will be completed in a different form or with different effects on holders of the stock of FNF, FNT or FIS than described , or will not be successful in achieving the goals targeted; changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF’s potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to FNF’s traditional areas of focus, or difficulties in integrating acquisitions; FNF’s dependence on operating subsidiaries as a source of cash flow; significant competition that FNF’s operating subsidiaries face; compliance with extensive government regulation of FNF’s operating subsidiaries; regulatory investigations of the title insurance industry; the risk that FIS’ recent merger with a subsidiary of FNF may fail to achieve beneficial synergies or that it may take longer than expected to do so; the effects of FIS’ substantial leverage, which may limit the funds available to make acquisitions and invest in its business; the risks of reduction in FIS revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries; failures by FIS to adapt its services to changes in technology or in the marketplace; FIS’ potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; significant competition that FIS operating subsidiaries face; and other risks detailed in the “Statement Regarding Forward-

Looking Information,” “Risk Factors” and other sections of the FNF and FIS Form 10-K’s and other filings with the Securities and Exchange Commission.
     This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, FNF and FIS will file with the SEC a proxy statement and a registration statement in which the proxy statement will be included as a prospectus. In addition, FNT will file an information statement and may file a registration statement and prospectus with the SEC in connection with the Securities Exchange and Distribution Agreement. INVESTORS ARE ADVISED TO READ THESE AND ALL RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of these materials when they become available from the SEC’s web site at http://www.sec.gov. Free copies of these documents may also be obtained from FNF or FIS by directing a request to either of the companies at 601 Riverside Drive, Jacksonville, FL 32204, Attention: Corporate Secretary.
     FNF, FIS and their respective officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from FNF’s stockholders with respect to the merger. A description of any interests that any such participant may have in the merger will be available in the proxy statement. Information concerning FNF’s directors and executive officers is set forth in FNF’s annual report on Form 10-K/A filed with the SEC on May 1, 2006. Information concerning FIS’ directors and executive officers is set forth in FIS’ annual report on Form 10-K/A filed with the SEC on May 1, 2006. These documents are available free of charge at the SEC’s web site www.sec.gov or by going to FNF’s Investor Relations page on its corporate website at www.fnf.com or to FIS’ Investor Relations page on its corporate website at www.fidelityinfoservices.com.
SOURCES: Fidelity National Financial, Inc. and Fidelity National Information Services, Inc.

CONTACTS: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, Fidelity National Financial, Inc., 904-854-8120, dkmurphy@fnf.com; Mary Waggoner, Senior Vice President, Investor Relations, Fidelity National Information Services, Inc., 904-854-3282, mary.waggoner@fnf.com

Fidelity National Financial, Inc. and Fidelity National Title Group, Inc. Announce the
Signing of a Securities Exchange and Distribution Agreement
     Jacksonville, Fla. — (June 26, 2006) — Fidelity National Financial, Inc. (NYSE:FNF) and Fidelity National Title Group, Inc. (NYSE:FNT) today announced that they have signed a Securities Exchange and Distribution Agreement which contemplates the contribution of substantially all of FNF’s assets and liabilities, other than its ownership interest in Fidelity National Information Services, Inc. (NYSE:FIS), to FNT in exchange for shares of FNT’s Class A Common Stock. Immediately following this transaction, FNF will convert its Class B Common Stock of FNT into shares of FNT Class A Common Stock and then distribute all of the shares of FNT Class A Common Stock it holds as a dividend to FNF stockholders. This spin-off dividend is subject to, among other things, receipt of an IRS private letter ruling with respect to the tax-free treatment for both FNF and its stockholders. Closing of the transactions is expected early in the fourth quarter of 2006
     Under the terms of the Securities Exchange and Distribution Agreement, FNT will obtain FNF’s Specialty Insurance businesses, its interest in Sedgwick CMS, Inc. and related businesses and other assets currently owned by FNF (the “FNF Assets”). As consideration, FNT will issue to FNF a number of shares of FNT Class A Common Stock equal to (i) 34,042,553 plus (ii) the amount of cash included in the FNF Assets, not to exceed $275 million for the purposes of the calculation, divided by $23.50. At the anticipated amount of cash of $275 million, FNT will issue 45,744,680 shares of FNT Class A Common Stock to FNF. Combined with FNF’s 143,176,041 shares of FNT Class B Common Stock that will be converted into FNT Class A Common Stock, FNF anticipates distributing a total of 188,920,721 shares of FNT Class A Common Stock as a dividend to FNF stockholders. Any future acquisitions in the Specialty Insurance businesses, Sedgwick CMS, Inc. and related businesses or other acquisitions that are consummated before the closing of the contribution of the FNF Assets from FNF to FNT will be included in the FNF Assets to be contributed to FNT. The value of any additional assets acquired by FNF will not impact the total consideration to be paid by FNT for the FNF Assets as any additional acquired assets would reduce the cash component of other assets or would be funded through borrowings at the respective operating subsidiary.
     In connection with the proposed transaction, William P. Foley, II will become the Chief Executive Officer of FNT and Alan L. Stinson will become its Chief Operating Officer. Approximately 6.5 million options to purchase FNF stock that are held by persons who will become FNT employees will be replaced at their intrinsic value with FNT options having the same terms and provisions.
     FNF and FIS also announced today that they have agreed to merge, effective immediately after the completion of FNF’s spin-off of FNT. Following this merger, FNT will change its name to Fidelity National Financial, Inc. and it is expected that its NYSE ticker symbol will change to “FNF”.
     The Boards of Directors of FNF and FNT each approved the transactions contemplated by the Securities Exchange and Distribution Agreement after receiving the recommendation of a special committee of independent members of their respective boards.
     The issuance of FNT stock as consideration for the purchase of the FNF Assets, and certain other items in connection with the transaction, will require FNT shareholder approval. Accordingly, as soon as practicable, FNT, in consultation with FNF, will prepare and file with the Securities and Exchange Commission (“SEC”) an Information Statement relating to required shareholder approvals. Once the Information Statement is cleared by the SEC, and the SEC filings by FNF and FIS for the FIS merger are cleared, FNT will schedule a shareholder vote and mail the Information Statement to its shareholders.
     Completion of the transactions will be subject to a number of conditions, including but not limited to: approval of the shareholders of each of FNF, FNT and FIS; the receipt of a private letter ruling from the Internal Revenue Service; the clearance of Proxy and Information

Statements by the SEC; the receipt of all necessary regulatory approvals for the transfer of FNF’s Specialty Insurance operations to FNT and for the spin-off of FNT’s insurance operations; the receipt of necessary approvals under credit agreements of FNF, FNT and FIS and any other material agreements; and the other conditions set forth in the Securities Exchange and Distribution Agreement and in the merger agreement for the FIS merger. There can be no assurance that any or all of these conditions will be satisfied or that the transactions will be completed.
     Fidelity National Financial, Inc. (NYSE:FNF), number 248 on the Fortune 500, is a provider of outsourced products and services to a variety of industries. Through its majority-owned, publicly-traded subsidiary, Fidelity National Title Group, Inc. (NYSE:FNT), FNF is one of the nation’s largest title insurance companies, with nearly 29 percent national market share. Through its majority-owned, publicly-traded subsidiary, Fidelity National Information Services, Inc. (NYSE:FIS), FNF provides an industry leading suite of data processing, payment and risk management services to financial institutions and retailers. Through its wholly-owned subsidiaries, FNF is also a leading provider of specialty insurance products, including flood insurance, homeowners insurance and home warranty insurance. Through its minority-owned subsidiary, Sedgwick CMS, FNF is a leading provider of outsourced insurance claims management services to large corporate and public sector entities. More information about the FNF family of companies can be found at www.fnf.com, www.fntg.com, www.fidelityinfoservices.com and www.sedgwickcms.com.
     FNT is one of the nation’s largest title insurance companies. The Company’s title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — issue approximately 29 percent of all title insurance policies in the United States. Through its direct operations and agencies, the Company provides title insurance in 49 states, the District of Columbia, Guam, Mexico, Puerto Rico, the U.S. Virgin Islands and Canada. In 2005, FNT also acquired Service Link, a leading provider of title and closing services to major financial institutions and lenders, including six of the top 10 lending institutions in the United States ranked by loan origination volume.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on FNF and FNT’s management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. FNF and FNT undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the possibility that the transactions described in this press release will not be completed, or will be completed in a different form or with different effects on holders of the stock of FNF, FNT or FIS than described, or will not be successful in achieving the goals targeted; changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF’s potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to FNF’s traditional areas of focus, or difficulties in integrating acquisitions; FNF’s dependence on operating subsidiaries as a source of cash flow; significant competition that FNF’s operating subsidiaries face; compliance with extensive government regulation of FNF’s operating subsidiaries; regulatory investigations of the title insurance industry; FNT’s business concentration in the State of California, the source of over 20% of its title insurance premiums; FNT’s dependence on distributions from its title insurance underwriters as its main source of cash flow; competition from other title insurance companies; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk

Factors” and other sections of the FNF and FNT Form 10-K’s and other filings with the Securities and Exchange Commission.
     This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, FNT will file an information statement and may file a registration statement and prospectus with the SEC. In addition, FNF will file a proxy statement with the SEC in connections with its merger with FIS. INVESTORS ARE ADVISED TO READ THESE AND ALL RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of these materials when they become available from the SEC’s web site at www.sec.gov. Free copies of these documents may also be obtained from FNT or FNF by directing a request to either company at 601 Riverside Avenue, Jacksonville, FL, 32204, Attention: Corporate Secretary.
     FNF and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from FNF’s stockholders with respect to the FIS merger. A description of any interests that any such participant may have in the merger will be available in the proxy statement. Information concerning FNF’s directors and executive officers is set forth in FNF’s annual report on Form 10-K/A filed with the SEC on May 1, 2006. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to FNF’s Investor Relations page on its corporate website at www.fnf.com.
SOURCES: Fidelity National Financial, Inc. and Fidelity National Title Group, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, Fidelity National Financial, Inc., 904-854-8120, dkmurphy@fnf.com